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CUSIP No. 756577 10 2



                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Red Hat, Inc.

         EXECUTED as a sealed instrument this 11th day of February, 2000.


                                GREYLOCK IX LIMITED PARTNERSHIP

                                By:  Greylock IX GP Limited Partnership
                                     General Partner


                                     By: /s/ William W. Helman
                                         --------------------------------------
                                         William W. Helman
                                         Co-Managing General Partner


                                GREYLOCK IX GP LIMITED PARTNERSHIP


                                By:      /s/ William W. Helman
                                     ------------------------------------------
                                     William W. Helman
                                     Co-Managing General Partner



                                         /s/ William W. Helman
                                -----------------------------------------------
                                William W. Helman



                                         /s/ William S. Kaiser
                                -----------------------------------------------
                                William S. Kaiser